UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2005

Date of report (date of earliest event reported)

EMISPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10615

(Commission File Number)

13-3306985

(I.R.S. Employer Identification Number)

765 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

914-347-2220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On May 10, 2005, Emisphere Technologies, Inc. issued a press release announcing results of operations for the quarter ended March 31, 2005.  The Company also highlighted its progress related to development programs using its proprietary eligen® oral drug delivery technology.  A copy of the press release is furnished herewith and is incorporated by reference herein as Exhibit 99.1.

The information in this Current report and attached Exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMISPHERE TECHNOLOGIES, INC.

Date:
May 10, 2005

	By:	/s/ ELLIOT M. MAZA

	Name:	Elliot M. Maza
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued May 10, 2005.

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